UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 13, 2010
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 13, 2010, Laboratory Corporation of America Holdings (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Genzyme Corporation (“Genzyme”) pursuant to which the Company will purchase substantially all of the assets and assume substantially all of the liabilities (the “Acquisition”) of Genzyme Genetics, a business unit of Genzyme.  Genzyme Genetics is a leading provider of complex reproductive and oncology testing services, including genetic counseling.  Pursuant to the Agreement, the total consideration to be paid by the Company is $925,000,000 in cash (the “Purchase Price”), subject to a limited purchase price adjustment related to the acquired working capital.

Consummation of the Acquisition is subject to certain conditions, including, among others: (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Genzyme, respectively; (iii) certain materiality exceptions, compliance by the Company and Genzyme with their respective obligations under the Agreement; and (iv) at or prior to the closing of the Acquisition, both the Company and Genzyme having executed a transition services agreement, various transfer documents and other ancillary agreements. In addition, the Company’s obligation to consummate the Acquisition is subject to certain other conditions, including the absence of any event, change or effect occurring and continuing since December 31, 2009 that is, or would reasonably be expected to be, materially adverse to Genzyme Genetics or would reasonably be expected to, prevent or materially delay consummation of the Acquisition, in each case subject to certain exceptions.

Under the terms of the Agreement, each party has agreed to use its commercially reasonable efforts to obtain the necessary governmental approvals for consummation of the Acquisition and has made customary representations and warranties in the Agreement.

In addition to the parties’ commitments regarding governmental approvals, the Agreement also contains additional covenants and agreements of each of the Company and Genzyme.  Genzyme has agreed, among other things: (i) to conduct Genzyme Genetics’ business in the ordinary course pending the closing; (ii) to deliver to the Company certain audited financial statements of Genzyme Genetics; (iii) for a one-year period following the closing of the Acquisition, not to solicit for employment the former employees of Genzyme Genetics that are employed by the Company; and (iv) for a three-year period following the closing of the Acquisition, not to directly or indirectly, engage in, participate in, own, manage, control or participate in the ownership, management or control of any business or activity that is competitive with Genzyme Genetics, subject to exceptions for passive ownership of other companies, certain activities that are adjunct to the business of treating genetic diseases and other chronic debilitating diseases with therapeutic products as conducted by Genzyme’s Personalized Genetic Health business unit and certain activities conducted by businesses acquired by Genzyme in the future.  Genzyme has also agreed to provide reasonable cooperation to assist the Company in completing the Company’s financing of the Acquisition.

The Company has also agreed to various covenants and agreements, including, among other things, maintenance of certain salary level and benefits arrangements for a period of 12 months following closing for former Genzyme Genetics’s employees hired by the Company pursuant to the Acquisition and to provide certain severance and other benefits to these newly-hired employees.

For a period of 14 months post-closing the Company will be permitted to use the trademark “Genzyme Genetics” and will have additional rights to refer to that trademark for a limited period thereafter. Other transition arrangements between the parties will be the subject of a separate transition services agreement intended to provide for an orderly transition of the business to the Company after closing.

The Company has in place committed debt financing in an amount sufficient to consummate the Acquisition, subject to customary conditions.  The Company has agreed in the Agreement to use its reasonable best efforts to obtain the committed debt financing or to replace that debt financing through an offering in the capital markets.

The Agreement contains customary indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters, provided, however, that Genzyme is only obligated to indemnify the Company after damages exceed a threshold of one percent of the Purchase Price and then only to the extent that the damages do not exceed five percent of the Purchase Price.

The Agreement contains specified termination rights for the parties.  The Agreement may be terminated at any time prior to the closing by mutual written consent of the Company and Genzyme or by each party, if: (i) the other party is in breach of its obligation to consummate the transaction and such breach has not been cured within 3 business days notice of such breach; (ii) the other party has breached any representation, warranty or covenant, such that the conditions to closing relating to the accuracy of the other party’s representations and warranties or performance of covenants would fail to be satisfied and such breach is incapable of being cured or is not cured within 60 days notice of such breach; (iii) the Acquisition fails to close by June 13, 2011 (the “Drop Dead Date”), subject to a 90 day extension upon mutual agreement by the Company and Genzyme if all conditions to closing are satisfied other than the condition to closing related to the expiration or termination of the applicable waiting period under the HSR Act (the “Extended Drop Dead Date”).

The Agreement further provides that in the event (i) the closing has not occurred prior to the Drop Dead Date and the Agreement is terminated due to the failure to satisfy the condition to closing related to the expiration or termination of the applicable waiting period under the HSR Act, (ii) all other conditions are satisfied at the time of such termination, (iii) Genzyme complied with the covenants related to antitrust review, and (iv) the Company timely requested that Genzyme agree to the Extended Drop Dead Date and (a) Genzyme agreed to the Extended Drop Dead Date or (b) Genzyme did not agree, but its refusal to agree was after the Company was unable to demonstrate that it had sufficient financing or cash available to consummate the Acquisition, then the Company will pay Genzyme a termination fee.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Genzyme Genetics or the Company, Genzyme or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and were made as of specified dates, were solely for the benefit of the parties to the Agreement, and are qualified by information in confidential disclosures that the Company exchanged with Genzyme in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Genzyme Genetics or the Company, Genzyme or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement by and among Genzyme Corporation and Laboratory
Corporation of America Holdings dated as of September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

September 16, 2010